SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 28, 2003

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia (State or other jurisdiction of incorporation)	0-31261 (Commission File Number)	58-210832 (IRS Employer Identification No.)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant’s telephone number, including area code (678) 336-2500

SIGNATURES
UNDERWRITING AGREEMENT DATED 1/28/03
PRESS RELEASE DATED 1/28/03

Item 5. Other Events

     On January 28, 2003, AtheroGenics entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Lazard Frères & Co. LLC and Adams, Harkness & Hill, Inc. relating to the sale of up to 8,280,000 shares of AtheroGenics common stock to the underwriters. The initial price to the public will be $6.25 per share. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1. The offering of the shares will be made by means of a prospectus, a copy of which can be obtained from Morgan Stanley. This prospectus, which consists of a prospectus supplement and a base prospectus, has been filed with the SEC. A copy of the press release announcing the pricing of the offering is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits. The following exhibits are filed with this report.

Exhibit No.		Description

1.1	–	Underwriting Agreement dated as of January 28, 2003 by and among AtheroGenics, Inc. and Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., Lazard Frères & Co. LLC and Adams, Harkness & Hill, Inc.
99.1	–	Press Release dated January 28, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: January 28, 2003	By:	/s/ MARK P. COLONNESE

Mark P. Colonnese Senior Vice President of Finance and Administration and Chief Financial Officer